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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this current report on Form 8-K/A of Autodesk, Inc. of our report dated May 26, 1999.

Our audits also included the financial statement schedule of Autodesk, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic supplemental consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-15675, No. 33-22656, No. 33-39458, No. 33-41265, No. 33-51110,
No. 33-54683, No. 33-61015, No. 333-08693, No. 333-15037, No. 333-24469, and
No. 333-62655) pertaining to the 1987 Stock Option Plan, 1990 Directors' Option Plan, 1996 Stock Plan, Employee Qualified Stock Purchase Plan and the 1998 Employee Qualified Stock Purchase Plan of Autodesk, Inc., the Teleos Research 1996 Stock Plan and the Softdesk, Inc. 1992 Stock Option Plan, Softdesk, Inc. 1993 Director Stock Option Plan, and the Softdesk, Inc. 1993 Equity Incentive Plan, of our report dated May 26, 1999, with respect to the supplemental consolidated financial statements included herein, and our report included in the preceding paragraph with respect to the financial statement schedule in this current report on Form 8-K/A of Autodesk, Inc.



                                             /s/ ERNST & YOUNG LLP


San Jose, California
May 26, 1999